Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (333-48147) and Form S-8 (333-35041) of our reports as of the dates and relating to the financial statements of the companies listed below, which appear on the following pages of this Form 10-K.

                                                      Page
           Company               Date of Report       Ref.                       Document
           -------               --------------       ----                       --------
The Fortress Group, Inc.       March 11, 1999         F-1      Annual  Report on Form 10-K for the year ended
                                                               December 31, 1998
Combined Predecessor           February 20, 1997      F-27     Annual  Report on Form 10-K for the year ended
Companies                                                      December 31, 1998


PricewaterhouseCoopers LLP

Washington, DC
March 30, 1999